EXHIBIT 10.2

SECOND AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This Second Amendment to Registration Agreement (this “Amendment”), dated as of January 15, 2008, amends that certain Registration Agreement, dated as of July 31, 2007, as amended on November 1, 2007 (the “Rights Agreement”), by and among Ambient Corporation, a Delaware corporation (the “Company”), and the purchasers named therein, and is entered into by and among the Company, and the purchasers listed on Schedule I hereto (the “Purchasers”).

R E C I T A L S

WHEREAS, the Company and the Purchasers have entered into a Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”).

WHEREAS, as an inducement for the Purchasers’ acquisition of the securities the Purchase Agreement, the Company has agreed to amend the Rights Agreement to include as registrable securities under the Rights Agreement the shares of Common Stock of the Company issuable upon conversion or exercise of the securities acquired by the Purchaser under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Rights Agreement and otherwise agree as follows:

1.

Amendments.

(a)

The definitions section contained in the Rights Agreement is hereby amended as follows (deletions have been stricken and additions are in bold):

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement, dated July 31, 2007, the Purchase Agreement, dated November 1, 2007, and Purchase Agreement, dated January 15, 2008 between the Company and the Purchasers.  As used in this Agreement, the following terms shall have the following meanings:

. . . .

“Effectiveness Date” means, subject to Section 2(b) hereof, with respect to the Registration Statement the earlier of (A) the ninetieth (90th) day following the Filing Date or (B) the date which is within five (5) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

. . . .

“Filing Date” means, subject to Section 2(b) hereof, March 28, 2008; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

. . . .

Registrable Securities means (i) the shares of Common Stock issuable upon conversion of each of the Amended Vicis Notes, the Notes and any Additional Notes, including any accrued interest thereon, and (ii) the shares of Common Stock issuable upon exercise of the Amended Series A Warrant, the Amended Series B Warrant, the Amended Series C Warrant, the Amended Series D Warrant, the Warrants, and any Additional Warrants.

. . . .

2.

Ratification.  Except as expressly amended by this Amendment, the terms and conditions of the Rights Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

3.

Conflict.  In the event of any conflict between the Rights Agreement and this Amendment, the terms of this Amendment shall govern.

4.

Certain Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

5.

Binding Effect.  The parties acknowledge and agree that this Amendment complies with all of the applicable terms and conditions set forth in Section 7(f) of the Rights Agreement that are necessary to effect an amendment to the Rights Agreement that binds the parties and therefore, upon the execution and delivery hereof by the parties, this Amendment shall have such binding effect.

6.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law that would require the application of the laws of any other jurisdiction.

7.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

AMBIENT CORPORATION

By:	/s/
Name:
Title:

PURCHASER:
VICIS CAPITAL MASTER FUND,
a sub-trust of Vicis Capital Series Master Trust

By:	Vicis Capital LLC

By:	/s/
Name:
Title: